SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

New Century Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

18400 Von Karman, Suite 1000

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear New Century Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of New Century Financial Corporation on May 17, 2005 at our headquarters located at 18400 Von Karman, Suite 1000, Irvine, California. The Annual Meeting will begin at 9:00 a.m. Pacific time.

At the Annual Meeting, you will be asked to consider and vote on the following:

1.	The re-election of Harold A. Black, Brad A. Morrice and Michael M. Sachs, and the election of Marilyn A. Alexander, as Class II directors for three-year terms ending in 2008;

2.	The approval of an amendment to the New Century Financial Corporation 2004 Performance Incentive Plan that would increase the number of shares issuable under the plan by 4,000,000 shares and amend certain other share limits under the plan;

3.	The ratification of KPMG LLP’s appointment as our Independent Registered Public Accounting Firm for 2005; and

4.	Any other business that is properly brought before the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You need not be present at the Annual Meeting in order to vote. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. If you prefer, you can vote by mail by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you later decide to attend the Annual Meeting, you may withdraw your proxy and vote personally on each matter. Therefore, we recommend that you vote your shares by Internet, telephone or mail without delay.

We are mailing this proxy statement and accompanying proxy card to you on or about April 15, 2005, as part of our board of directors’ solicitation of proxies to be voted at the Annual Meeting, and at any adjournments of that meeting. We are also enclosing a copy of our 2004 Annual Report to Stockholders, which includes our financial statements for 2004.

By Order of the Board of Directors,

Stergios Theologides

Secretary

This notice of Annual Meeting of Stockholders and proxy statement and form of proxy are being distributed on or about April 15, 2005.

ii

EXPLANATORY NOTE

On April 5, 2004, the board of directors of New Century TRS Holdings, Inc., or New Century TRS, formerly known as New Century Financial Corporation, approved a plan to change its capital structure to enable it to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. On April 19, 2004, the board of directors of New Century TRS approved certain legal and financial matters related to the proposed REIT conversion.

On April 12, 2004, New Century TRS formed New Century Financial Corporation, or New Century, a Maryland corporation formerly known as New Century REIT, Inc. On September 15, 2004, the stockholders of New Century TRS approved and adopted the merger agreement which implemented the restructuring of New Century TRS in order for it to qualify as a REIT.

Pursuant to the merger agreement, (i) a wholly-owned subsidiary of New Century merged with and into New Century TRS, with New Century TRS as the surviving corporation, (ii) each outstanding share of common stock of New Century TRS was converted into the right to receive one share of New Century common stock, (iii) New Century TRS changed its name to “New Century TRS Holdings, Inc.” and became a wholly-owned subsidiary of New Century, (iv) New Century changed its name to New Century Financial Corporation and became the publicly-traded New York Stock Exchange, or NYSE, -listed parent company that succeeded to and continued to operate substantially all of the existing businesses of New Century TRS. The merger was consummated and became effective on October 1, 2004.

The board of directors, committees of the board of directors and management of New Century immediately after the consummation of the merger had the same membership as the board of directors, committees of the board of directors and management of New Century TRS immediately prior to the consummation of the merger.

In this proxy statement, unless the context suggests otherwise, for time periods before October 1, 2004, the terms “the company,” “our company,” “we,” “our” and “us” refer to New Century TRS, and for time periods on and after October 1, 2004, the terms “the company,” “our company,” “we,” “our” and “us” refer to New Century.

iii

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:     Why am I receiving these materials?

A:    We are providing these proxy materials to you in connection with the Annual Meeting, which will take place on May 17, 2005. As a holder of shares of our common stock as of March 15, 2005, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:     What information is contained in this proxy statement?

A:    The information in this proxy statement relates to the Annual Meeting and to proposals by our board of directors to be voted on by the holders of our common stock at the Annual Meeting. The proxy materials also contain certain information concerning our board of directors and the committees of our board of directors, the compensation paid by us to our directors and the five most highly paid executive officers for 2004, and certain other information that we are required to include in this proxy statement.

Q:     What am I voting on?

A:     At the Annual Meeting, you will be asked to consider and vote on the following:

•      The re-election of Harold A. Black, Brad A. Morrice and Michael M. Sachs, and the election of Marilyn A. Alexander, as Class II directors for a three-year term ending in 2008;

•      The approval of an amendment to our 2004 Performance Incentive Plan that would increase the number of shares issuable under the plan by 4,000,000 shares and amend certain other share limits under the plan;

•      The ratification of KPMG LLP’s appointment as our Independent Registered Public Accounting Firm for 2005; and

•      Any other business that is properly brought before the Annual Meeting.

Q:     How does the board of directors recommend I vote on the proposals?

A:    Our board of directors unanimously recommends that you vote:

•      “FOR” the re-election of Harold A. Black, Brad A. Morrice and Michael M. Sachs, and the election of Marilyn A. Alexander, as Class II directors;

•      “FOR” the approval of the amendment to our 2004 Performance Incentive Plan; and

•      “FOR” ratification of KPMG LLP’s appointment as our Independent Registered Public Accounting Firm for 2005.

Q: Who is entitled to vote at the Annual Meeting? A: Holders of shares of our common stock as of the close of business on the record date, March 15, 2005, are entitled to vote.

Q:     What shares can I vote?

A:    Each share of our common stock issued and outstanding as of the close of business on March 15, 2005, is entitled to be voted upon at the Annual Meeting. You may vote all shares of our common stock owned by you as of that date, including (1) shares held directly in your name as the owner of record, and (2) shares held for you as the beneficial owner through a broker or other nominee.

Q:     How do I vote?

A:    Whether you hold shares directly as the owner of record or beneficially through a broker or other nominee, you may direct how your shares are voted.

If you hold shares of our common stock as a registered stockholder, you can vote in person at the Annual Meeting or you can vote your shares in any of the following manners:

•      by mail, by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope prior to the Annual Meeting. If you vote by mail and return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” each of the four director nominees and “FOR” each of the other two proposals;

•      by telephone, by dialing the toll-free telephone number 1-866-540-5760, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the enclosed proxy card; or

•      through the Internet, by accessing the World Wide Web site at http://www.proxyvoting.com/new. Stockholders voting via the Internet need not return the enclosed proxy card.

If your shares are held beneficially through a broker or other nominee, such as a bank, you will receive voting instructions from your broker, nominee or bank describing the method for voting your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, nominee or bank that holds your shares giving you the right to vote the shares.

Q:     Can I change my vote after I have submitted my proxy by mail, telephone or Internet?

A:     Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. You can do this by giving written notice to our corporate secretary, by properly submitting another proxy by mail, telephone or Internet with a later date, or by attending the Annual Meeting and voting in person.

Q:     How will voting on any other business be conducted?

A:     Other than the three proposals described in this proxy statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, your duly submitted proxy by mail, telephone or Internet authorizes Robert K. Cole, our Chairman and Chief Executive Officer, and Brad A. Morrice, our Vice Chairman, President and Chief Operating Officer, to vote on those matters according to their best judgment.

Q: Who will count the votes? A: Representatives of Mellon Investor Services LLC, the independent Inspector of Elections, will count the votes.

Q:     What does it mean if I receive more than one proxy card?

A:     It probably means your shares are registered differently and are in more than one account. Please submit a proxy by mail, telephone or Internet for each of your registered accounts to ensure that all your shares are voted.

Q:     How many shares can vote?

A:     As of the record date, there were 55,262,258 shares of our common stock entitled to vote. Holders of our common stock are entitled to one vote per share for each proposal before the Annual Meeting.

Q:     How many votes are necessary to take action at the meeting?

A:     To transact business at the Annual Meeting, a quorum of the voting power entitled to vote must be present, either in person or represented by proxy. Under our amended and restated bylaws, a “quorum” requires that a majority of all of the votes entitled to be cast at the meeting as of the record date be present in person or represented by proxy at the Annual Meeting. Because there were 55,262,258 shares entitled to vote as of the record date, we will need at least 27,631,130 shares present, in person or represented by proxy, at the Annual Meeting to establish a quorum. Both abstentions and broker non-votes are considered “present” for purposes of determining the presence of a quorum.

Provided that a quorum exists, the four nominees for director who receive the most votes will be elected. For the other two proposals to be approved, they must receive the affirmative vote of the holders of a majority of the voting power, present at the Annual Meeting or represented by proxy, and entitled to vote. Finally, cumulative voting rights are not authorized and dissenters’ rights are not applicable to the matters before the Annual Meeting.

Q:     What happens if I abstain?

A:     If you submit a properly executed proxy by mail, telephone or Internet and indicate your intention to “ABSTAIN” on one or more proposals, your shares will still be considered present for purposes of determining whether a quorum is present. Abstention on a particular matter is counted as shares entitled to vote with respect to that matter, and therefore have the same effect as a vote cast “AGAINST” that matter.

Q:     How will “broker non-votes” be treated?

A:     In some cases, brokers and nominees will return proxy cards indicating that they did not receive specific voting instructions from the beneficial owner and that they lack the discretionary power to vote the shares on behalf of the beneficial owner. These are called “broker non-votes.” Like abstentions, broker non-votes are considered “present” for purposes of establishing a quorum. Generally, broker non-votes are not treated as entitled to vote for purposes of determining whether the holders of a majority of the shares entitled to vote have voted in favor of the matter. Therefore, broker non-votes will be disregarded for purposes of determining the outcome of the vote on the proposal to ratify the engagement of our Independent Registered Public Accounting Firm and the proposal to approve the amendment to our 2004 Performance Incentive Plan.

Q:     What if I want to attend the Annual Meeting in person?

A:     All stockholders as of the record date can attend the Annual Meeting, although seating is limited. If your shares are issued in your name and not held through a brokerage account and you wish to attend the Annual Meeting, please check the box on your proxy card and return it in the enclosed prepaid envelope prior to the Annual Meeting. If your shares are held through a broker and you would like to attend, please (1) write to Carrie Marrelli, our vice president of investor relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or send her an e-mail at cmarrell@ncen.com, and (2) bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Annual Meeting.

Q:     What is the deadline to propose actions for consideration at the 2006 annual meeting of stockholders or to nominate individuals to serve as directors?

A:     You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder proposals for inclusion in our proxy statement.    If you intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2006 annual meeting of stockholders, you must submit your proposal in writing to our corporate secretary at New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612. We must receive your proposal no later than December 16, 2005. If the date of the 2006 annual meeting of stockholders is changed by more than 30 days from the anniversary date of the 2005 annual meeting of stockholders, the deadline for receiving your proposal is a reasonable time before we begin to print and mail our proxy materials. For more information on how to include a proposal in the proxy statement for our 2006 annual meeting of stockholders, please see Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Other stockholder proposals.    To present any other proposal at the 2006 annual meeting of stockholders, you must provide timely notice to our corporate secretary in accordance with our amended and restated bylaws. In general, our amended and restated bylaws require that the notice be received by our corporate secretary at our principal executive offices: (i) not earlier than the close of business on January 17, 2006 and (ii) not later than the close of business on February 16, 2006. If the date of the 2006 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2005 annual meeting of stockholders, then notice of a proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates: (i) 90 days prior to the meeting and (ii) 10 days after our public announcement of the meeting date.

Nomination of Director Candidates.    The policy of our governance and nominating committee is to consider candidates properly recommended by our stockholders. In evaluating any such candidates, our governance and nominating committee will consider the criteria set forth under “Corporate Governance—Director Nominations—Qualification of Candidates and Board Independence” on page 29 of this proxy statement. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our corporate secretary, New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612. In addition, our amended and restated bylaws permit our stockholders to nominate directors for election at our stockholder meetings. To nominate a director, you must give timely notice to our corporate secretary in accordance with our amended and restated bylaws, which require that the notice be received by our corporate secretary within the time periods described above under “Other stockholder proposals.” In the event that the number of directors to be elected to our board of directors at the 2006 annual meeting of stockholders is increased and we do not publicly announce the increased size of our board of directors at least 100 days prior to the first anniversary of the 2005 annual meeting of stockholders, the notice shall be considered timely if (i) it is delivered to the corporate secretary at our principal executive offices no later than the close of business 10 days following the date on which we first publicly announce the increase and (ii) the notice relates only to nominees to fill any new position on our board of directors that was created by the increase in the number of directors.

Copy of Amended and Restated Bylaw Provisions.    For a free copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates, please visit the Investor Relations section of our Web site at http://investorrelations.ncen.com/, or you may write to Carrie Marrelli, our vice president of investor relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or send her an e-mail at cmarrell@ncen.com.

Q:    How are proxies being solicited?

A:    Our board of directors is soliciting your proxy for use at the Annual Meeting and any adjournment thereof by mailing this proxy statement and proxy card to our stockholders of record as of March 15, 2005. In addition, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. We will bear the cost of this proxy solicitation. We will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding proxy materials to beneficial owners of shares of our common stock. Lastly, we might hire a proxy solicitation company to help solicit votes. We expect that the fee of the proxy solicitation company will not exceed $5,000.

Q:    Whom should I call with questions?

A:    If you have any questions about the proposals for the Annual Meeting, if you would like additional copies of this proxy statement, or our 2004 annual report on Form 10-K that is being mailed to you with this proxy statement, or if you would like a new proxy card, or if you have questions or need assistance with the completion of your proxy card, please contact us at:

New Century Financial Corporation

18400 Von Karman, Suite 1000

Irvine, California, 92612

Attention: Vice President of Investor Relations

(949) 224-5745

email: cmarrell@ncen.com

Free copies of this proxy statement and our 2004 annual report on Form 10-K are also available on the Investor Relations section of our Web site at http://investorrelations.ncen.com/.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

Four directors will be elected to our board of directors at the Annual Meeting. Our board of directors is divided into three classes: Class I, Class II and Class III. Currently, there are ten directors—three Class I directors, four Class II directors and three Class III directors. The term of office of the current Class II directors expires after the Annual Meeting. The term of the current Class III directors expires after the 2006 annual meeting of stockholders and the term of the current Class I directors expires after the 2007 annual meeting of stockholders. The term of the Class II directors to be elected at the Annual Meeting will expire after the 2008 annual meeting of stockholders.

Three of the nominees for election as Class II directors at the Annual Meeting, namely Harold A. Black, Brad A. Morrice and Michael M. Sachs, have previously served as directors of New Century. One of the nominees for election as Class II director, Marilyn A. Alexander, has not previously served as director of New Century. Ms. Alexander was approved by our governance and nominating committee, which is comprised solely of independent directors, for inclusion herein as a nominee to our board of directors after recommendation from Michael M. Sachs, independent director, William J. Popejoy, independent director and chairman of our governance and nominating committee and Fredric J. Forster, independent director. Ms. Alexander’s nomination was ratified on March 10, 2005 by our board of directors.

Terrence P. Sandvik, who has served on our board of directors since September 2000 and previously from February 1999 to April 2000, is retiring from our board of directors.

Each nominee has consented to be named in this proxy statement and to serve as a director if elected.

NOMINEES FOR CLASS II DIRECTOR

MARILYN A. ALEXANDER	Director
Age 53

Ms. Alexander has worked as a consultant focusing on strategy, diagnostics, and process redesign for senior executives of corporations and not-for-profit organizations since 2003. Previously, from May 2000 to November 2003, Ms. Alexander was Senior Vice President and Chief Financial Officer of the Disneyland Resort in California. From October 1992 to May 2000, Ms. Alexander held both marketing and financial executive positions at the Walt Disney World Resort in Florida. Prior to her time at Walt Disney, Ms. Alexander held executive positions with Marriott Corporation from July 1985 to

September 1992. Ms. Alexander’s last executive position with Marriott Corporation was as Vice President, Financial Planning and Analysis from September 1988 to September 1992. From August 1981 to July 1985, Ms. Alexander was a managing consultant for Cresap, a division of Towers Perrin. Since November 2004, Ms. Alexander has served on the board of trustees and audit committee of Equity Office Properties Trust, the nation’s largest owner of office properties, based on market capitalization and square footage. Ms. Alexander has also served as a member of the board of governors and a member of the finance and audit committee of the board of trustees of Chapman University in Orange, California since 2002. Ms. Alexander is a founding board member and has served as the Chief Financial Officer and Chair of the Finance Committee of the Breast Health Awareness Foundation in Tustin, California since July 2004. Ms. Alexander received a bachelor’s degree from Georgetown University and a Masters of Business Administration from the Wharton Graduate School of the University of Pennsylvania.

HAROLD A. BLACK, PH.D.	Director
Age 59	Director since 2004

Dr. Black was appointed to serve on our board of directors in June 2004. Dr. Black has served as the James F. Smith, Jr. Professor of Financial Institutions at the University of Tennessee, Knoxville since 1987. From 1987 to 1995, he was Head, Department of Finance, College of Business Administration of the University of Tennessee. Prior to joining the faculty at the University of Tennessee, Knoxville, Dr. Black served on the faculties of American University, Howard University, the University of North Carolina—Chapel Hill and the University of Florida. His government service includes being Deputy Director, Department of Economic Research and Analysis, Office of the Comptroller of the Currency from 1976 to 1978 and board member of the National Credit Union Administration from 1979 to 1981. Dr. Black served as a director from 1990 to 1994, and Chairman in 1992, of the Nashville Branch of the Federal Reserve Bank of Atlanta, as a public interest member of the Federal Deposit Insurance Corporation’s Savings Association Insurance Fund Advisory Committee from 1994 to 1998 and as a director of H.F. Ahmanson & Co., the parent company of Home Savings of America prior to its merger with Washington Mutual Savings Bank, from 1995 to 1998. Dr. Black received his undergraduate degree from the University of Georgia and his M.A. and Ph.D. degrees from the Ohio State University.

BRAD A. MORRICE	Vice Chairman, President and
Age 48	Chief Operating Officer
Director since 1995

Mr. Morrice, one of our co-founders, has been a Vice Chairman of our board of directors since December 1996, our President and one of our directors since 1995 and our Chief Operating Officer since January 2001. Mr. Morrice also served as our General Counsel from December 1995 to December 1997 and our Secretary from December 1995 to May 1999. In addition, Mr. Morrice serves as Chairman of the board of directors and Chief Executive Officer of New Century Mortgage Corporation, or New Century Mortgage, our indirect wholly-owned subsidiary, and Chairman of the board of directors of NC Capital Corporation, or NC Capital, our indirect wholly-owned subsidiary. From February 1994 to March 1995, he was the President and Chief Operating Officer-Administration of Plaza Home Mortgage, after serving as its Executive Vice President, Chief Administrative Officer since February 1993. In addition, Mr. Morrice served as General Counsel and a director of Option One. From August 1990 to January 1993, Mr. Morrice was a partner in the law firm of King, Purtich & Morrice, where he specialized in the legal representation of mortgage banking companies. Mr. Morrice previously practiced law at the firms of Fried, King, Holmes & August and Manatt, Phelps & Phillips. He received his law degree from the University of California, Berkeley (Boalt Hall) and a Masters of Business Administration degree from Stanford University.

MICHAEL M. SACHS	Director
Age 63	Director since 1995

Mr. Sachs has served on our board of directors since November 1995. Mr. Sachs has been Chairman of the board of directors and Chief Executive Officer of Westrec Financial, an operator of marinas and related businesses, since 1990. He has also served as Chairman of the board of directors and Chief Executive Officer of Pinpoint Systems, a manufacturer of marine electronic equipment, since December 1995.

Detailed information regarding each of the Class I and Class III directors is provided beginning on page 22.

At the Annual Meeting, you will be asked to elect one and re-elect three Class II directors for terms of three years or until their successors are elected. The four candidates receiving the highest number of votes will be elected. If you chose to vote by mail and you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” each of the four director nominees. If any nominee becomes unavailable for any reason, the persons named in the proxy card will vote “FOR” the candidate that our board of directors selects to replace the nominee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” EACH OF THE FOUR NOMINEES.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE

NEW CENTURY FINANCIAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the following amendments to the New Century Financial Corporation 2004 Performance Incentive Plan (the “2004 Plan”), which were adopted by our board of directors, subject to stockholder approval, on March 10, 2005:

•	Increase in Aggregate Share Limit. The proposed amendment would increase the number of shares of our common stock available for award grants under the 2004 Plan by an additional 4,000,000 shares.

•	Amendments to Sub-Limits. The 2004 Plan currently limits the number of shares of our common stock that may be delivered under the 2004 Plan pursuant to options qualified as incentive stock options to 450,000 shares and further limits the number of shares that may be delivered pursuant to certain “full-value” awards. The proposed amendment would increase the incentive stock option limit by an additional 1,550,000 shares so that the new incentive stock option limit for the 2004 Plan would be 2,000,000 shares. The sub-limit on “full-value” awards would be deleted in its entirety.

As of March 10, 2005, a total of 546,800 shares of our common stock were then subject to outstanding awards granted under the 2004 Plan, and an additional 1,115,171 shares of our common stock were then available for new award grants under the 2004 Plan. Our board of directors approved the additional share authority requested under the 2004 Plan based, in part, on a belief that the number of shares of our common stock currently available under the 2004 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. Our board of directors has determined that it is advisable to adopt the sub-limit amendments described above to create greater flexibility to structure future award grants in light of changing market trends in how employees are compensated. We will continue to have the authority to grant awards under the 2004 Plan, within the existing 2004 Plan share limits, if stockholders do not approve this 2004 Plan proposal.

Summary Description of the 2004 Plan

The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Annex A to this proxy statement.

Purpose.  The purpose of the 2004 Plan is to promote our success and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and our improved financial performance. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  Our board of directors or one or more committees appointed by our board of directors administers the 2004 Plan. Our board of directors has delegated general administrative authority for the 2004 Plan to our compensation committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors. The compensation committee has delegated certain limited authority to grant awards to employees under the 2004 Plan to our stock option committee. (The appropriate acting body, be it the board of directors or a committee within its delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority to:

•	select participants and determine the type(s) of award(s) that they are to receive;
•	determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;
•	cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;
•	subject to the other provisions of the 2004 Plan, make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and
•	allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.  Persons eligible to receive awards under the 2004 Plan include our officers or employees or any officers or employees of any of our subsidiaries or other affiliates in which we own a significant equity interest, our directors, and certain consultants and advisors to us or any of our subsidiaries or other affiliates in which we own a significant equity interest. Currently, approximately 5,300 officers and employees of New Century and our subsidiaries (including all of our named executive officers), and each of our 7 non-employee directors, are considered eligible under the 2004 Plan at the present time.

The following information may be relevant to your analysis of this proposal (information as of March 10, 2005):

Number of Shares Available for Issuance under the Plan	1,115,171
Total Number of Granted but Unexercised Options	4,585,508
Total Number of Shares of Outstanding Restricted Stock and Other Equity-Based Awards	487,480
Weighted Average Exercise Price of Granted but Unexercised Options	$21.28
Weighted Average Term Remaining for Granted but Unexercised Options	7.04 years

Authorized Shares; Limits on Awards.  As of March 10, 2005, the maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2004 Plan is 1,661,971. If stockholders approve this proposal, the number of shares available for award grant purposes under the 2004 Plan will be increased by an additional 4,000,000 shares. The limit will also automatically increase by (1) the number of any shares subject to stock options granted under the New Century Financial Corporation 1995 Stock Option Plan which expire, or for any reason are cancelled or terminated, after March 10, 2005 without being exercised, plus (2) the number of any shares of restricted stock granted under the 1995 Stock Option Plan that are unvested as of March 10, 2005 and are forfeited, terminated, cancelled or otherwise reacquired by us without having become vested. As of March 10, 2005, 4,244,664 stock options and 45,246 unvested restricted shares were subject to awards then outstanding under the 1995 Stock Option Plan.

The following other limits are also contained in the 2004 Plan:

•	The maximum number of shares of our common stock that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 450,000 shares. This limit will increase to 2,000,000 shares if stockholders approve this proposal.
•	The maximum number of shares of our common stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 750,000 shares.
•	The maximum amount of compensation to be paid to any one participant in any one year with respect to all “Performance-Based Awards” under Section 5.2 of the 2004 Plan payable only in cash and not related to shares of our common stock will not exceed $10,000,000.

To the extent that an award is settled in cash or a form other than shares of our common stock, the shares of our common stock that would have been delivered had there been no such cash or other settlement will not be counted against the shares of our common stock available for issuance under the 2004 Plan. In the event that shares of our common stock are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares of our common stock delivered with respect to the award will be counted against the share limits of the 2004 Plan. Shares of our common stock that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. Shares of our common stock that are exchanged by a participant or withheld by us as full or partial payment in connection with any award under the 2004 Plan or the 1995 Stock Option Plan, as well as any shares of our common stock exchanged by a participant or withheld by us to satisfy the tax withholding obligations related to any award under the 2004 Plan or the 1995 Stock Option Plan, will be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares of our common stock issued in connection with awards that are granted by or become our obligations through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares of our common stock available for issuance under the 2004 Plan.

Types of Awards.  The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Plan. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share, or the exercise price. The per share exercise price of each option will be determined by the Administrator at the time of grant of the award and may be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2004 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to our employees or any employees of our subsidiaries.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares of our common stock, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on our absolute or relative performance on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code while it is substantially uncertain whether the performance targets will be attained. The criteria that the Administrator may use for this purpose will include one or more of the following: before-tax net income (after deducting benefits payable under employee incentive compensation plans and excluding any income or loss from discontinued operations), cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), corporate overhead costs, delinquency rates, earnings per share, economic profit, number of employees, gain on sale of loans, liquidity management, loan losses, loan production volume, loan quality, operating margin, origination expenses, origination revenues, residual performance, return on assets, return on capital invested, return on equity, return on sales/revenue, stock price, total stockholders’ equity, total stockholder return, or any combination thereof. These terms are defined in more detail in the 2004 Plan. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target(s) and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares of our common stock.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 25% of our outstanding common stock or combined voting power, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if our stockholders prior to a transaction do not continue to own more than 50% of our voting securities (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if we are dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares of our common stock issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares of our common stock available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to our stockholders.

No Limit on Other Authority.  The 2004 Plan does not limit the authority of our board of directors or any of its committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2004 Plan.  Our board of directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval of an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by our board of directors, the authority to grant new awards under the 2004 Plan will terminate on March 25, 2009. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2004 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by us in certain circumstances.

Specific Benefits under the 2004 Plan

We have not approved any awards that are conditioned upon stockholder approval of this 2004 Plan proposal. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2004 Plan cannot be determined at this time. If the share increase reflected in this 2004 Plan proposal had been in effect in fiscal 2004, we expect that our award grants for fiscal 2004 would not have been substantially different from those actually made in that year under the 2004 Plan.

For information regarding stock-based awards granted to our named executive officers during fiscal 2004, see the material under the heading “Executive Compensation—Option Grants in 2004” below. For information regarding past award grants under the 2004 Plan, see the “Aggregate Past Grants under the 2004 Plan” table below.

The closing market price for a share of our common stock as of March 15, 2005 was $46.26 per share.

AGGREGATE PAST GRANTS UNDER THE 2004 PLAN

As of March 15, 2005, awards covering 546,800 shares of our common stock had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS			RESTRICTED STOCK
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of March 15, 2005	Number of Shares Subject to Past Restricted Stock Grants	Number of Shares Vested as of March 15, 2005	Number of Shares Outstanding and Unvested as of March 15, 2005
Name and Position			Exercisable/ Unexercisable

Executive Group:

Robert K. Cole Chairman and Chief Executive Officer	39,568	0	0/39,568	57,213	0	57,213
Brad A. Morrice Vice Chairman, President and Chief Operating Officer	39,568	0	0/39,568	57,213	0	57,213
Edward F. Gotschall Vice Chairman-Finance	39,568	0	0/39,568	57,213	0	57,213
Patrick J. Flanagan Executive Vice President and President of New Century Mortgage Corporation	39,568	0	0/39,568	57,213	0	57,213
Kevin M. Cloyd Executive Vice President and President of NC Capital Corporation	17,986	0	0/17,986	7,104	0	7,104
Total for Executive Group	176,258	0	0/176,258	235,956	0	235,956
Non-Executive Director Group:
Harold A. Black	0	0	0	0	0	0
Fredric J. Forster	12,500	0	12,500/0	3,217	0	3,217
Donald E. Lange	12,500	0	12,500/0	3,217	0	3,217
William J. Popejoy	12,500	0	12,500/0	3,217	0	3,217
Michael M. Sachs	12,500	0	12,500/0	3,217	0	3,217
Terrence P. Sandvik	12,500	0	12,500/0	3,217	0	3,217
Richard A. Zona	12,500	0	12,500/0	3,217	0	3,217
Total for Non-Executive Director Group	75,000	0	75,000/0	19,302	0	19,302

	STOCK OPTIONS			RESTRICTED STOCK
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of March 15, 2005	Number of Shares Subject to Past Restricted Stock Grants	Number of Shares Vested as of March 15, 2005	Number of Shares Outstanding and Unvested as of March 15, 2005
Name and Position			Exercisable/ Unexercisable
Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	29,586	0	0/29,586	10,698	0	10,698
Total	280,844	0	75,000/205,844	265,956	0	265,956

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two equity compensation plans: the 2004 Plan and the New Century Financial Corporation Employee Stock Purchase Plan. The 2004 Plan and the Employee Stock Purchase Plan have each been approved by our stockholders. Our stockholders are also being asked to approve an amendment as described in this proxy statement that, among other things, would increase the share limit of the 2004 Plan.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options		Weighted- Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	5,068,108		$19.19	3,767,782(1)	(2)(4)
Equity compensation plans not approved by stockholders	60,000	(3)	$ 2.33	0
Total	5,128,108		$19.00	3,767,782(4)

(1)	This number of shares is presented after giving effect to the 193,457 shares purchased under our Employee Stock Purchase Plan for the purchase period that ended December 31, 2004.

(2)	Of the aggregate number of shares that remained available for future issuance, 1,487,390 were available under our 2004 Plan and 2,280,392 were available under our Employee Stock Purchase Plan. The shares available under the 2004 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2004 Plan including stock options, stock appreciation rights, restricted stock, stock bonuses, and performance shares.

(3)	This number of shares includes 60,000 non-qualified stock options (on a post-split basis) granted to Edward F. Gotschall on December 4, 1996. The stock options granted to Mr. Gotschall vested in three equal annual installments and were granted for a term of 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(4)	This table does not reflect the 4,000,000 additional shares that will be available under the 2004 Plan if our stockholders approve the proposed amendment.

Vote Required for Approval of Amendment to the 2004 Plan

Our board of directors believes that the proposed amendment of the 2004 Plan will promote our interests and the interests of our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of our board of directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

In order to pass this proposal to amend the 2004 Plan, a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting must approve this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE NEW CENTURY FINANCIAL CORPORATION 2004 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE.

PROPOSAL 3

RATIFICATION OF KPMG LLP’S APPOINTMENT AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005

Our audit committee has appointed KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005. KPMG LLP has served as our Independent Registered Public Accounting Firm for the past eight years. A KPMG LLP representative is expected to attend the Annual Meeting to answer appropriate questions and make a statement if he or she so desires.

In order to pass this proposal to ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm, a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting must approve this proposal.

If our stockholders do not ratify KPMG LLP’s appointment as our Independent Registered Public Accounting Firm, then our audit committee will reconsider the selection of our Independent Registered Public Accounting Firm.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT

OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

Our board of directors is responsible for overseeing our direction, affairs and management. Our amended and restated bylaws allow our board of directors to fix the number of our directors. Currently, our board of directors has set the number of directors at ten members.

Set forth below is information on each of the six directors whose three-year terms of office will continue after the Annual Meeting.

Director Biographical Information

CLASS I DIRECTORS – Term expires in 2007

FREDRIC J. FORSTER Age 60	Director Director since 1997

Mr. Forster has served on our board of directors since July 1997. Mr. Forster has been a private investor and business consultant since January 1998. From March 1999 to May 2001, Mr. Forster was a director of and consultant to LoanTrader, a private company that developed a Web site serving mortgage brokers and lenders. Previously, Mr. Forster was a Principal of Financial Institutional Partners from November 1996 until December 1998. Prior to that, he served as President and Chief Operating Officer of H.F. Ahmanson and Company, and its subsidiary, Home Savings of America.

EDWARD F. GOTSCHALL Age 50	Vice Chairman-Finance Director since 1995

Mr. Gotschall, one of our co-founders, has been the Vice Chairman-Finance of our board of directors since July 2004, a Vice Chairman of our board of directors since December 1996 and one of our directors since November 1995. Prior to being appointed Vice Chairman-Finance, Mr. Gotschall served as our Chief Financial Officer from August 1998 to July 2004 and our Chief Operating Officer Finance/Administration from December 1995 to August 1998. Mr. Gotschall has also served as a director of New Century Mortgage since August 1995 and was its Executive Vice President from December 1995 to March 2004 and its Chief Financial Officer from August 1995 to February 2002. Mr. Gotschall is also Chief Financial Officer and a director of NC Capital. From April 1994 to July 1995, he was the Executive Vice President/Chief Financial Officer of Plaza Home Mortgage and a director of Option One. Mr. Gotschall was one of the co-founders of Option One and from December 1992 to April 1994, Mr. Gotschall served as its Executive Vice President/Chief Financial Officer. From January 1991 to July 1992, he was the Executive Vice President/Chief Financial Officer of The Mortgage Network, Inc., a retail mortgage banking company. Mr. Gotschall received his Bachelors of Science Degree in Business Administration from Arizona State University.

RICHARD A. ZONA Age 60	Director Director since 2000

Mr. Zona has served on our board of directors since June 2000. Mr. Zona has been Chairman and Chief Executive Officer of Zona Financial, a private financial advisory firm, since 2000. Previously, Mr. Zona was Vice Chairman of U.S. Bancorp, a bank holding company, from 1996 to 2000, and Chief Financial Officer of U.S. Bancorp from 1989 to 1996. He currently serves as a director of Piper Jaffray

Companies, a public securities firm, ING Direct Bank, Polaris Industries, a public company that manufactures snowmobiles, all-terrain vehicles and related equipment, and Shopko Stores, a public company and retailer of goods and services.

CLASS III DIRECTORS – Term expires in 2006

ROBERT K. COLE Age 58	Chairman and Chief Executive Officer Director since 1995

Mr. Cole, one of our co-founders, has been Chairman of our board of directors and Chief Executive Officer since December 1995 and one of our directors since November 1995. Mr. Cole has also served as a director of New Century Mortgage since November 1995. From February 1994 to March 1995, he was the President and Chief Operating Officer-Finance of Plaza Home Mortgage Corporation, a publicly-traded savings and loan holding company specializing in the origination and servicing of residential mortgage loans. In addition, Mr. Cole served as a director of Option One Mortgage Corporation, a subsidiary of Plaza Home Mortgage specializing in the origination, sale and servicing of non-prime mortgage loans. Previously, Mr. Cole was the President of operating subsidiaries of NBD Bancorp and Public Storage, Inc. Mr. Cole received a Masters of Business Administration degree from Wayne State University.

DONALD E. LANGE	Director
Age 59	Director since 2002

Mr. Lange has served on our board of directors since November 2002. Mr. Lange has served as the President and Chief Executive Officer of Pacific Financial Services, a mortgage banking and specialty finance company, since 1999. From March 2001 to February 2002, Mr. Lange served as President and Chief Executive Officer of OptiFI, a private company specializing in prepayment analytics. Previously, he served as the President and Chief Executive Officer of several specialty finance subsidiaries of Weyerhaeuser Company, including Weyerhaeuser Financial Services, Weyerhaeuser Mortgage Company and Weyerhaeuser Venture Company. Mr. Lange served as a director of Mortgage Electronic Registration System (MERS) from 1995 until 2002. In addition, he was a director of Pacific Gulf Properties from 1998 until 2001 and a director of Pedestal from 1999 until 2001. Mr. Lange was the President of the Mortgage Bankers Association of America in 1999.

WILLIAM J. POPEJOY Age 67	Director Director since 2002

Mr. Popejoy has served on our board of directors since November 2002. Mr. Popejoy has been the Managing Member of Pacific Capital Investors, an investment partnership, since 1999. Previously, he was the President and Chief Executive Officer of Financial Federation, the President of Far West Savings, the President of First Charter Financial and its subsidiary, American Savings & Loan, and the President and Chief Executive Officer of The Federal Home Loan Mortgage Corporation (Freddie Mac). In addition, Mr. Popejoy has served as a member of the board of trustees of PIMCO Funds since 1996 and served as a director of CommonWealth Energy from 2001 until 2003.

Committees of our Board of Directors

Our board of directors has an audit committee, a compensation committee, an executive committee, a governance and nominating committee, a public and community affairs committee and a stock option committee. The following table sets forth the committee assignments for each director.

Director	Audit	Compensation	Executive	Governance and Nominating	Public and Community Affairs	Stock Option
Harold A. Black (1)		Ö		Ö	Ö
Robert K. Cole			Ö
Fredric J. Forster (2)	Ö	Ö	Ö	Ö
Edward F. Gotschall					Ö
Donald E. Lange (3)	Ö	Ö		Ö
Brad A. Morrice						Ö
William J. Popejoy		Ö		Ö
Michael M. Sachs (4)	Ö	Ö	Ö	Ö
Terrence P. Sandvik (5)		Ö
Richard A. Zona	Ö		Ö

(1)	Our board of directors approved the appointment of Dr. Black as a member of our compensation committee on June 24, 2004, as a member of our governance and nominating committee on September 7, 2004, and as the chairman of our public and community affairs committee on November 2, 2004.

(2)	On January 30, 2004, our board of directors approved the appointment of Mr. Forster as a member of our executive committee.

(3)	On March 4, 2004, our board of directors approved the appointment of Mr. Lange as a member of our compensation committee.

(4)	Due to an illness, Mr. Sachs was unavailable to serve on our committees between January 16, 2004 and April 19, 2004. On March 4, 2004, our board of directors approved the temporary removal of Mr. Sachs from our audit committee, compensation committee, executive committee and governance and nominating committee. On April 19, 2004, our board of directors re-appointed Mr. Sachs to each of these committees.

(5)	Mr. Sandvik will resign from our board of directors as of the date of the Annual Meeting.

Compensation Committee

Between January 1, 2004 and March 4, 2004, the members of our compensation committee were Messrs. Forster, Popejoy, Sachs and Sandvik, all of whom are independent within the meaning of the director independence standard of the New York Stock Exchange, Inc., or NYSE, and our Corporate Governance Guidelines. As disclosed above, between March 4, 2004 and April 19, 2004, the members of our compensation committee were Messrs. Forster, Lange, Popejoy and Sandvik. Between April 19, 2004, and June 24, 2004, the members of our compensation committee were Messrs. Forster, Lange, Popejoy, Sachs and Sandvik. Since June 24, 2004, the members of our compensation committee have been Messrs. Black, Forster, Lange, Popejoy, Sachs and Sandvik, all of whom are independent directors within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Mr. Forster is the chairman of our compensation committee.

Our compensation committee operates under a written charter, which is available on the Investor Relations section of our Web site at http://investorrelations.ncen.com/. Any stockholder also may obtain a copy of our compensation committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612. Our compensation committee has the responsibility for making recommendations to our board of directors regarding the compensation and other benefits payable to our executive officers. It is also responsible for administering incentive compensation and benefit plans, including the New Century Financial Corporation 1995 Stock Option Plan, the New Century Financial Corporation 1999 Incentive Compensation Plan and the 2004 Plan.

Executive Committee

Between January 1, 2004 and January 30, 2004, the members of our executive committee were Messrs. Cole, Sachs and Zona. Between January 30, 2004 and March 4, 2004, the members of our executive committee were Messrs. Cole, Forster, Sachs and Zona. Between March 4, 2004 and April 19, 2004, the members of our executive committee were Messrs. Cole, Forster and Zona. Since April 19, 2004, the members of our executive committee have been Messrs. Cole, Forster, Sachs and Zona. Mr. Cole is the chairman of our executive committee. From time to time, our board of directors delegates special powers and authority to our executive committee.

Governance and Nominating Committee

Between January 1, 2004 and March 4, 2004, the members of our governance and nominating committee were Messrs. Forster, Lange, Popejoy and Sachs, all of whom are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Between March 4, 2004 and April 19, 2004, the members of our governance and nominating committee were Messrs. Forster, Lange and Popejoy. Between April 19, 2004, and June 24, 2004, the members of our governance and nominating committee were Messrs. Forster, Lange, Popejoy and Sachs. Since June 24, 2004, the members of our governance and nominating committee have been Messrs. Black, Forster, Lange, Popejoy and Sachs, all of whom are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Mr. Popejoy is the chairman of our governance and nominating committee.

Our governance and nominating committee operates under a written charter, which is available on the Investor Relations section of our Web site at http://investorrelations.ncen.com/. Any stockholder also may obtain a copy of our governance and nominating committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612. Our governance and nominating committee has the responsibility for (1) nominating persons to fill director vacancies, (2) recommending to our board of directors the slate of director nominees to be proposed by our board of directors to the stockholders annually, (3) evaluating our corporate governance practices, and (4) recommending to our board of directors corporate governance practices and policies.

Public and Community Affairs Committee

Our public and community affairs committee was formed on November 2, 2004. Since formation, the members of the public and community affairs committee have been Dr. Black and Mr. Gotschall. Our public and community affairs committee is responsible for overseeing, evaluating and reviewing our responsible lending and servicing activities, corporate sponsorships, philanthropic and community service activities, public policy activities and other activities that affect our public image and reputation. Dr. Black is the chairman of our public and community affairs committee. Our public and community affairs committee operates under a written charter, which is available on the Investor

Relations section of our Web site at http://investorrelations.ncen.com/. Any stockholder also may obtain a copy of our public and community affairs committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612.

Stock Option Committee

Our stock option committee was formed on November 3, 2004. Since formation, Mr. Morrice has been the sole member of the stock option committee. Our stock option committee operates under a written charter and is responsible for discharging the responsibilities of our board of directors and compensation committee relating to compensation of our employees who are not executives or directors, in accordance with applicable rules and regulations. The compensation committee has the authority to set policies, procedures and limitations for the stock option committee and the stock option committee is required to act within any such policies, procedures and limitations.

Audit Committee

Between January 1, 2004 and March 4, 2004, the members of our audit committee were Messrs. Forster, Lange, Sachs and Zona, all of whom are independent within the meaning of Securities and Exchange Commission regulations, the director independence standard of the NYSE and our Corporate Governance Guidelines. Between March 4, 2004, and April 19, 2004, the members of our audit committee were Messrs. Forster, Lange and Zona. Since April 19, 2004, the members of our audit committee have been Messrs. Forster, Lange, Sachs and Zona. Mr. Sachs was the chairman of our audit committee from January 1, 2004 to March 4, 2004. Due to Mr. Sachs becoming ill, our board of directors appointed Mr. Zona as the temporary chairman of our audit committee on March 4, 2004, and reappointed Mr. Sachs as the chairman of our audit committee on April 19, 2004. Our board of directors has determined that Mr. Zona satisfies the requirements for an audit committee financial expert pursuant to the rules adopted by the Securities and Exchange Commission.

Mr. Zona currently serves on the audit committees of three public companies other than New Century. On August 6, 2003, our board of directors determined that Mr. Zona’s service on the other audit committees would not impair his ability to effectively serve on our audit committee.

Our audit committee operates under a written charter, which is available on the Investor Relations section of our Web site at http://investorrelations.ncen.com/. Any stockholder also may obtain a copy of our audit committee charter, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612.

Our audit committee is responsible for, among other things, overseeing our accounting and financial reporting processes and audits of our financial statements, and for monitoring the integrity of our financial reporting process and systems of internal controls. It is also responsible for pre-approving all audit and non-audit services to be provided by our Independent Registered Public Accounting Firm.

Auditor Fees

The following table shows the fees that were billed to us by KPMG LLP, our Independent Registered Public Accounting Firm, for fiscal years 2004 and 2003:

	2004	2003
Audit Fees (1)	$1,783,100	$705,900
Audit Related Fees (2)	407,555	292,835
Tax Fees (3)	844,103	627,224
All Other Fees (4)	541,950	—
Total	$3,576,708	$1,625,959

(1)	Audit fees represent fees for services rendered for the audit of our annual financial statements, review of our quarterly financial statements and services in connection with statutory and regulatory filings.

(2)	Audit-related fees represent fees for other assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, or services that are normally provided in connection with our employee benefit plan, services relating to structured financings and other attestation services.

(3)	Tax fees include fees for tax consultation and tax compliance services.

(4)	All other fees represent fees for products and services other than the services reported above.

All audit-related services, tax services and other services rendered by KPMG LLP were pre-approved by our audit committee, which concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our audit committee has adopted a policy and procedure requiring that we obtain approval before we engage our Independent Registered Public Accounting Firm to perform audit or non-audit services. The services can be pre-approved by our audit committee or by any member or members of our audit committee to whom authority for pre-approval has been delegated, provided that no member has authority to approve any non-audit services that are expected to result in fees for the engagement or during any calendar year of over $50,000, or that are expected to be completed after 12 months from the date of the engagement. Any approvals by a member are reported to our audit committee, for informational purposes, at its next regular meeting.

Our audit committee may, on a quarterly basis, pre-approve non-audit services, provided that the description is sufficiently detailed so that the audit committee knows precisely what services it is being asked to pre-approve and can make a well-reasoned assessment of the impact of those services on our Independent Registered Public Accounting Firm’s independence. Our audit committee receives quarterly reports on all services rendered and fees billed by our Independent Registered Public Accounting Firm.

Attendance at Board, Committee and Stockholder Meetings

During 2004, our board of directors met 18 times, our audit committee met 12 times, our compensation committee met 11 times, our governance and nominating committee met 2 times and our executive committee met 3 times. Our public and community affairs committee and stock option committee, both of which were formed late in 2004, did not meet during 2004. Each director attended at least 75% of the meetings of our board of directors and the committees on which he served.

As set forth in our Corporate Governance Guidelines, our directors are expected to attend the annual meetings of stockholders. Messrs. Cole and Forster attended our 2004 annual meeting of stockholders in person. Due to the timing of our conversion to a REIT, we held our 2004 annual meeting of stockholders in September 2004 rather than in May 2004. The timing of our 2004 meeting of stockholders was inconvenient for many of our directors to attend in person. However, Messrs. Black, Lange, Sachs, Sandvik and Zona attended our 2004 annual meeting of stockholders telephonically. We expect that most, if not all, of our directors will be able to attend our 2005 annual meeting of stockholders in person.

Compensation of Directors

Directors who are also our employees do not receive any compensation for serving on our board of directors.

In 2004, we paid our non-employee directors a retainer of $35,000 and a fee of $2,500 for each board or committee meeting attended. We also paid each of the chairmen of our audit committee, compensation committee, governance and nominating committee and public and community affairs committee an additional retainer of $5,000. In addition, we reimbursed our non-employee directors for reasonable expenses incurred by them in connection with their attendance of our board and committee meetings.

We pay a fee of $2,500 to our non-employee directors for each board and committee meeting attended even if a board and committee meeting occur on the same day; provided that the chairman of the applicable committee has the authority to declare that the fee not be paid for a meeting for which the combined preparation and meeting time is insignificant.

Our board of directors has designated Dr. Black to serve as the board liaison to our National Community Advisory Council. The purpose of our National Community Advisory Council is, among other things, to provide guidance in the improvement and enhancement of our lending practices and controls to ensure fair, non-discriminatory lending to borrowers and to advise us on how to enhance our product offerings and programs and expand our outreach efforts and involvement in communities that have traditionally had less access to affordable mortgage credit. For his services as board liaison, Dr. Black is paid $5,000 for each National Community Advisory Council meeting attended. We anticipate that our National Community Advisory Council will meet two times in 2005 as a group and our board of directors has determined that Dr. Black’s service as board liaison for our National Community Advisory Council does not affect its determination that Dr. Black is independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines.

Upon election to our board of directors, we grant each non-employee director a nonqualified stock option to purchase 22,500 shares of our common stock at an exercise price per share equal to the then current fair market value.

After the 2004 annual meeting of stockholders, we granted each non-employee director a nonqualified stock option under the 2004 Plan to purchase 12,500 shares of our common stock at an exercise price of $58.09 per share. These stock options vested immediately upon the grant date. In addition, after our conversion to a real estate investment trust, or REIT, we granted each non-employee director, other than Dr. Black, 3,217 restricted shares of our common stock. These grants were made principally in recognition of the heightened level of time and service required of the directors in connection with the REIT conversion. These shares of restricted stock vest as to one-third of the total number of shares of restricted stock on each of the first three anniversaries of the grant date. If the recipient ceases to be a member of our board of directors for any reason other than his or her death, disability or retirement

(which generally means a separation from service at or after attaining age 66 for this purpose), the unvested shares of restricted stock are forfeited back to us.

After the Annual Meeting, our non-employee directors will receive an annual retainer of $35,000 and the chairmen of our audit committee, compensation committee, governance and nominating committee and public and community affairs committee will each receive an additional annual retainer of $5,000. We will also grant each non-employee director, pursuant to the 2004 Plan, a nonqualified stock option to purchase 12,500 shares of our common stock at a per share exercise price equal to the closing price of a share of our common stock on the grant date. These stock options will vest immediately upon the grant date.

In December 2003, our board of directors adopted the New Century Financial Corporation Directors Deferred Compensation Plan. Under this plan, each of our directors who are not employed by us is eligible to elect in advance to defer payments of 50%, 75% or 100% of their cash retainer (but not meeting fees) on an annual basis. The amount that a director elects to defer pursuant to this plan is credited to a bookkeeping account in the form of “stock units.” A “stock unit” is a non-voting unit of measurement, which is deemed solely for bookkeeping purposes under this plan to be equivalent to one outstanding share of our common stock. The number of stock units credited to a participant’s bookkeeping account under this plan will equal the amount of the retainer deferred by the director divided by the fair market value of one share of our common stock as of the date that the amount would have otherwise been paid to the director. When the director is no longer a member of our board of directors, the director will be entitled to receive one share of our common stock (or its cash equivalent) for each stock unit that has been credited to the director’s account under this plan. Stock units credited under this plan will be adjusted to reflect any cash dividends, stock splits, stock dividends or similar changes in capitalization.

Director Nominations

Qualification of Candidates and Board Independence

Our Corporate Governance Guidelines include criteria that apply to the screening and recommendation by our governance and nominating committee of candidates to fill vacancies or stand for election to our board of directors. Under these criteria, candidates are considered on the basis of their integrity, experience, achievements, judgment, intelligence, understanding of the business in which we are engaged, and their willingness to devote adequate time to fulfilling the responsibilities of a director. In recommending a candidate, our governance and nominating committee considers our board of directors’ overall balance of diversity of perspectives, backgrounds and experience—all in the context of an assessment of the perceived needs of our board of directors.

Our governance and nominating committee also seeks to ensure that at least a majority of the directors are independent under any applicable legal and regulatory standards, as well as the applicable listing standards of any market on which our securities are listed for trading. Our board of directors determined on March 10, 2005 that seven of its ten members, as well as Ms. Alexander, are independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Our board of directors has determined that each of the director nominees standing for election, except Mr. Morrice, and each of the members of each committee of our board of directors, except Mr. Cole, who serves on the executive committee, Mr. Gotschall, who serves on the Public and Community Affairs Committee and Mr. Morrice, who serves on the Stock Option Committee, has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of the director independence standard of the NYSE and our Corporate Governance Guidelines. Finally, the composition of our board of directors must be such that the members of our audit committee meet the financial literacy requirements under the applicable listing standards, and at least one of the members of our audit committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Process for Identifying and Evaluating Candidates

Candidates may come to the attention of our governance and nominating committee through current members of our board of directors or professional search firms. In addition, our governance and nominating committee will consider director candidates properly submitted by our stockholders or other persons. Initially, our governance and nominating committee will determine whether the candidates meet the requisite qualifications and criteria and have any specific qualities or skills being sought at that point in time. Our governance and nominating committee evaluates the candidates by reviewing their biographical information and qualifications and checking their references. Qualified candidates are then interviewed by one or more members of our governance and nominating committee. Depending on the outcome of these interviews, candidates may meet with our chief executive officer and other members of our board of directors and, using input from these interviews and the information obtained, our governance and nominating committee will determine whether the prospective candidate is qualified to serve as a director and whether he or she should be recommended to our board of directors. Candidates recommended by our governance and nominating committee are then presented to our board of directors for selection to fill a vacancy or as nominees for election by our stockholders. Our governance and nominating committee expects that a similar process will be used to evaluate candidates recommended by our stockholders.

Nominees for Election at the Annual Meeting

Three of the nominees for election as Class II directors at the Annual Meeting, namely Harold A. Black, Brad A. Morrice and Michael M. Sachs, have previously served as directors of New Century. One of the nominees for election as Class II director, Marilyn A. Alexander, has not previously served as director of New Century. Ms. Alexander was approved by our governance and nominating committee, which is comprised solely of independent directors, for inclusion herein as a nominee to our board of directors after recommendation from Michael M. Sachs, independent director, William J. Popejoy, independent director and chairman of our governance and nominating committee and Fredric J. Forster, independent director. Ms. Alexander’s nomination was ratified on March 10, 2005 by our board of directors.

Terrence P. Sandvik, who has served on our board of directors since September 2000 and previously from February 1999 to April 2000, is retiring from our board of directors.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer or employee of New Century or any of its subsidiaries. No executive officer is a former or current member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive Sessions

Executive sessions of non-management directors are held at least three times a year. At each meeting, the presiding director is appointed by a majority of the non-employee directors present at such meeting. Any non-management director can request that an additional executive session be scheduled.

Our Codes of Conduct and Ethics

We have a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. We also have a Code of Ethics for Senior Financial Officers, which is applicable to our chief executive officer, vice chairman—finance, president and chief operating officer, chief financial officer and other senior financial officers. Both codes are posted on the Investor Relations section of our Web site at http://investorrelations.ncen.com/. Any stockholder also may obtain a copy of these codes, free of charge, by sending a request in writing to: New Century Financial Corporation, Investor Relations Department, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612. We intend to post amendments to these codes on our Web site as well as any waivers involving any executive officers, senior financial officers or directors.

Communications with our Board of Directors

Stockholders and other parties interested in communicating directly with our board of directors, the chairmen of our committees or the non-management directors as a group may do so by mailing the communication care of our corporate secretary, New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612. Our board of directors has approved a process for handling letters received by us and addressed to our board of directors, one or more of the chairmen of our committees or the non-management directors as a group. That process requires our corporate secretary to review all such correspondence and regularly forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of our board of directors or the committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to our board of directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the chairman of our audit committee and our director of internal audit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 15, 2005, with respect to the beneficial ownership of our common stock by:

•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each nominee for election to our board of directors;
•	each of our executive officers named in the summary compensation table; and
•	all of our directors and executive officers as a group.

For purposes of this table and except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Share Equivalents (3)	Percent of Class
5% or More Stockholders
Greenlight Capital, L.L.C. (4)	3,330,000		6.02%
Executive Officers and Directors
Marilyn A. Alexander	—		*
Harold A. Black (5)	7,500		*
Kevin M. Cloyd (6)	55,068		*
Robert K. Cole (7)	1,874,442		3.36%
Edward F. Gotschall (8)	1,805,450		3.23%
Brad A. Morrice (9)	1,583,769		2.86%
Patrick J. Flanagan (10)	425,035		*
Fredric J. Forster (11)	115,717	532	*
Donald E. Lange (12)	44,217		*
William J. Popejoy (13)	40,717		*
Michael M. Sachs (14)	876,340	709	1.59%
Terrence P. Sandvik (15)	100,919		*
Richard A. Zona (16)	53,217		*
Executive Officers and Directors as a Group (15 persons) (17)	7,065,345		12.43%

*	Less than one percent.

(1)	Each of the directors and executive officers listed can be contacted through New Century Financial Corporation at 18400 Von Karman, Suite 1000, Irvine, California 92612.

(2)	If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 15, 2005, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(3)	Reflects the number of stock units credited as of March 15, 2005 to the account of each non-employee director participating in New Century’s Directors Deferred Compensation Plan. These units generally will be paid solely in shares of New Century common stock. Payment of the units will be paid following the director’s termination of service. The units themselves carry no voting or other stockholder rights.

(4)	Beneficial ownership information and the following information is based on information contained in the Schedule 13D/A filed with the Securities and Exchange Commission jointly on April 20, 2004 by Greenlight Capital, L.L.C. (“Greenlight LLC”), Greenlight Capital, Inc. (“Greenlight Inc.”) and Mr. David Einhorn. Mr. Einhorn is the principal of Greenlight LLC and Greenlight Inc. Of the reported shares, Greenlight LLC and Greenlight Inc. direct the voting and disposition of 1,715,100 and 1,614,900 shares of common stock, respectively. Greenlight LLC and Greenlight Inc. are located at 420 Lexington Avenue, Suite 1740, New York, New York 10170.

(5)	Includes 7,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(6)	Includes 19,036 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005 and 226 shares held by Mr. Cloyd as custodian for the benefit of his son under the California Uniform Transfers to Minor Act.

(7)	Includes 558,504 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(8)	Includes 572,696 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(9)	Includes 53,450 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005, 100,000 shares owned by the 2004 Bradley A. Morrice Grantor Retained Annuity Trust, of which Mr. Morrice is the sole trustee and 15,000 shares owned by the Samantha H. Morrice Trust, the sole beneficiary of which is Mr. Morrice’s daughter.

(10)	Includes 64,167 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(11)	Includes 67,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(12)	Includes 27,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(13)	Includes 37,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(14)	Includes 337,848 shares of our common stock owned by Westrec PS Plan, of which Mr. Sachs is the trustee and sole beneficiary, 200,000 shares of our common stock owned by the Michael M. and Maureen Sachs Living Trust, of which Mr. Sachs is the sole trustee and Mr. Sachs and his wife are the beneficiaries, and 5,250 shares of our common stock owned by Mr. Sachs’ wife. Also includes 22,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(15)	Includes 77,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(16)	Includes 45,000 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

(17)	Includes 1,580,097 shares of our common stock issuable pursuant to options exercisable within 60 days of March 15, 2005.

PERFORMANCE GRAPH

Pursuant to our conversion to a REIT, the performance graph below shows total return to stockholders compared to a new peer group index over the period from December 31, 1999 by year through December 31, 2004. Shares of common stock of New Century TRS were listed and traded on the NASDAQ Stock Market prior to October 1, 2004, and shares of our common stock have been listed and traded on the NYSE since October 1, 2004. Because shares of our common stock are traded on the NYSE, the performance graph below also includes a comparison of total return to stockholders to the Russell 3000 Index over the same period. In addition, the performance graph below shows the peer group and broad equity market indices that were included in the performance chart of New Century TRS’s proxy statement for the 2004 annual meeting of stockholders.

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
New Century Financial Corporation	100.00	66.67	85.90	162.85	386.61	633.17
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
Russell 3000	100.00	92.54	81.94	64.29	84.25	94.32
New Century 2003 Peer Group (2)	100.00	36.64	143.52	201.59	487.65	687.61
New Century 2004 Peer Group (3)	100.00	121.85	262.48	344.86	495.81	641.80

(1)	Assumes that $100.00 was invested on December 31, 1999 in our common stock at the closing price of $10.50 per share and at the closing price for each index on that date and that all dividends were reinvested. Prior to January 2002, we did not pay any dividends on our common stock. On January 15, 2002, we paid our first quarterly cash dividend of $0.03 per share (as adjusted for our three-for-two stock split effected on July 11, 2003). On January 31, 2003, we increased the quarterly cash dividend from $0.03 to $0.07 per share, on July 31, 2003, we increased the quarterly cash dividend from $0.07 to $0.10 per share, on January 30, 2004, we increased the quarterly cash dividend from $0.10 to $0.16 per share, on April 30, 2004, we increased the quarterly cash dividend from $0.16 to $0.20 per share, on October 29, 2004, we increased the quarterly dividend from $0.20 to $0.23 per share and on January 31, 2005, we increased the quarterly dividend from $0.23 to $1.50 per share. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. These dividends are presented on a post-split basis.

(2)	The New Century 2003 Peer Group Index consists of the following publicly-traded companies engaged in the business of non-conforming mortgage banking: Aames Financial, American Business Financial Services, Delta Financial, Novastar Financial and Saxon Capital.

(3)	The New Century 2004 Peer Group Index consists of the following publicly-traded real estate investment trust companies: American Home Mortgage, Impac Mortgage, Annaly Mortgage Management, Redwood Trust and Thornburg Mortgage.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2004, we conducted no transactions in which the amount involved exceeded $60,000 and in which any director or director nominee, executive officer, holder of more than five percent of the shares of our common stock or any member of the immediate family of any of the foregoing persons had, or will have, a material interest. In addition, since the beginning of 2004, none of the above persons, no corporation or organization of which any of such persons is an executive officer or partner or is the beneficial owner of ten percent or more of any class of equity securities, and no trust or other estate in which any of such persons has a substantial beneficial interest or as to which such person serves as trustee, has been indebted to us in an amount that exceeded $60,000.

EXECUTIVE OFFICERS

The biographical information of Messrs. Cole and Gotschall is included under “CORPORATE GOVERNANCE” above. The biographical information of Mr. Morrice is included in “PROPOSAL 1—ELECTION OF DIRECTORS” above. The biographical information of Mr. Kevin Cloyd, Executive Vice President and President of NC Capital, Ms. Patti Dodge, Executive Vice President, Chief Financial Officer and Controller, Mr. Patrick Flanagan, Executive Vice President and President of New Century Mortgage and Stergios Theologides, Executive Vice President—Corporate Affairs, General Counsel and Corporate Secretary, is set forth in our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005.

EXECUTIVE COMPENSATION

Employment Agreements and Change-in-Control Arrangements

Executive Officer Employment Agreements—Agreements With Messrs. Cole, Morrice, Gotschall and Flanagan.    New Century TRS entered into employment agreements with each of Messrs. Cole, Morrice, Gotschall and Flanagan. Each of the employment agreements was amended to take effect as of January 1, 2004. On September 30, 2004, in connection with the merger and restructuring of our business operations as a REIT, we assumed all of the rights, duties and obligations under the employment agreements in the same manner as New Century TRS would be required to perform under the employment agreements had the merger not taken place.

Each employment agreement has a term that ends on December 31, 2006 and is subject to an automatic annual extension unless and until one party has given the other a notice of non-renewal. For instance, on December 31, 2005, the term of each agreement will be automatically extended until December 31, 2007 unless one party has previously given the other a notice of non-renewal. In no event, however, will the term of employment under the agreements extend beyond an executive’s 65th birthday.

The agreements set the base salary at $550,000 for 2004. The agreements provided that, in 2005 and subsequent years, the base salary for that year must represent at least a 5% increase over the base salary of the preceding year. The agreements also provide for a $500 per month automobile allowance.

If the executive officer is terminated without “cause” or quits his employment for “good reason” (as such terms are defined in the employment agreements), then he will receive severance pay as follows:

(1)	his base salary through the date of the termination, any earned but unpaid incentive compensation bonus, and payment for any vacation earned but not taken;
(2)	severance pay equal to (a) three times his annualized rate of base salary in effect at the time of the termination of employment; plus (b) one times the executive’s average annual incentive cash bonus compensation over the preceding three years;
(3)	continued coverage under our medical insurance and other benefit programs until the third anniversary of the date that the executive’s employment by us terminates; and
(4)	up to $20,000 for the cost of a senior executive outplacement program.

Also, if the termination occurs within six months before or 36 months following a “change in control” (as defined in the employment agreements), then all stock options and other equity-based awards granted by us to the executive that are outstanding and otherwise not fully vested at the time of the termination will become fully vested. The employment agreements also provide that should any benefits in connection with a change in control be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986, we will make an additional payment to the executive so that the net amount of such payment (after-taxes) received by the executive is sufficient to pay the excise tax due.

Incentive Compensation Plan Awards.    Under the employment agreements, the executive officer is also eligible to receive incentive compensation awards under the 2004 Plan.

The awards provide that the executive officers will receive a percentage of our pre-tax net income based upon the ratio of our pre-tax net income to our average stockholder’s equity, measured over a six-month and a 12-month period as set forth below:

6-Month Performance Period from January 1 – June 30
Ratio of Pre-Tax Net Income to Total Stockholders’ Equity	Amount of Bonus
Less than 9%	0
Between 9-14%	1.125% of Pre-Tax Net Income in excess of 9% but not in excess of 14% of Total Stockholders’ Equity
Between 14-19%	The amount above plus 0.75% of Pre-Tax Net Income in excess of 14% but not in excess of 19% of Total Stockholders’ Equity
More than 19%	The amounts above plus 0.60% of Pre-Tax Net Income in excess of 19% of Total Stockholders’ Equity

12-Month Performance Period from January 1 – December 31
Ratio of Pre-Tax Net Income to Total Stockholders’ Equity	Amount of Bonus
Less than 18%	0
Between 18-28%	1.125% of Pre-Tax Net Income in excess of 18% but not in excess of 28% of Total Stockholders’ Equity
Between 28-38%	The amount above plus 0.75% of Pre-Tax Net Income in excess of 28% but not in excess of 38% of Total Stockholders’ Equity
More than 38%	The amounts above plus 0.60% of Pre-Tax Net Income in excess of 38% of Total Stockholders’ Equity

The incentive bonus for the six-month period may not exceed 80% of the executive’s base salary for that year. Also, the amount of bonus paid for the 12-month performance period will be reduced by any amounts already paid for the six-month performance period that falls in the same year. Finally, the amount of any 12-month bonus that exceeds 150% of the executive’s base salary for the applicable year will be paid in restricted stock.

Executive Officer Employment Agreements—Agreement With Mr. Kevin M. Cloyd.    New Century TRS entered into an amended and restated employment agreement with Mr. Cloyd on September 1, 2004. As a result of the merger and restructuring of our business operations as a REIT, we assumed all of the rights, duties and obligations under the employment agreement with Mr. Cloyd in the same manner as New Century TRS would be required to perform under the employment agreements had the merger not taken place.

Mr. Cloyd’s employment agreement has a term that ends on August 31, 2006 and is subject to an automatic annual extension unless and until one party has given the other at least 30 days’ written notice of non-renewal. For instance, on December 31, 2005, the term of the agreement will be automatically extended until December 31, 2007 unless one party has previously given the other at least 30 days’ written notice of non-renewal.

Mr. Cloyd’s employment agreement sets his base salary at $250,000 for 2004, retroactive to February 1, 2004. The agreement provides that, in 2005 and subsequent years, the base salary for that year must represent at least a 5% increase over the base salary of the preceding year. The agreement also provides for a $500 per month automobile allowance. The agreement provides for a fiscal 2004 bonus opportunity, the payment of which is reflected in the “Summary Compensation Table” set forth below. Bonus opportunities after fiscal 2004 will be in our discretion.

If Mr. Cloyd is terminated without “cause” or quits his employment for “good reason” (as such terms are defined in his employment agreement), then he will receive severance pay as follows:

(1)	his base salary through the date of the termination and payment for any vacation earned but not taken through the date of the termination;
(2)	severance pay equal to (a) his base salary in effect at the time of the termination of employment for a period equal to the sum of one year; plus (b) the amount of his bonus received in the prior six-month period;
(3)	continued coverage under our medical insurance and other benefit programs until the earlier of (i) six months after the date that Mr. Cloyd’s employment by us terminates or (ii) Mr. Cloyd’s commencement of full time employment with a new employer; and
(4)	up to $20,000 for the cost of a senior executive outplacement program.

Summary Compensation Table

The following table sets forth certain information with respect to compensation earned by our Chief Executive Officer and each of our other four most highly compensated executive officers during fiscal 2004, 2003 and 2002.

				Long-Term Compensation Awards		All Other Comp- ensation ($)(4)
		Annual Compensation(5)		Restricted Stock Awards ($)(3)	Securities Underlying
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)		Options (#)
Robert K. Cole Chairman and Chief Executive Officer	2004 2003 2002	550,000 405,175 385,875	3,387,900 2,410,547 1,753,825	— — —	75,000 112,500 112,500	6,600 6,600 3,000
Brad A. Morrice Vice Chairman, President and Chief Operating Officer	2004 2003 2002	550,000 405,175 385,875	3,387,900 2,410,547 1,753,825	— — —	75,000 112,500 112,500	6,500 6,000 2,750
Edward F. Gotschall Vice Chairman-Finance	2004 2003 2002	550,000 405,175 385,875	3,387,900 2,410,547 1,753,825	— — —	75,000 112,500 112,500	4,740 6,000 2,370
Patrick J. Flanagan Executive Vice President and President of New Century Mortgage	2004 2003 2002	550,000 405,175 385,875	3,387,900 2,410,547 1,753,825	— — 37,500	100,000 112,500 225,000	6,500 6,000 2,750
Kevin M. Cloyd Executive Vice President and President of NC Capital	2004 2003 2002	245,833 200,000 176,479	1,278,710 904,010 420,041	— — 30,000	20,000 37,500 —	6,500 6,000 2,750

(1)	Amounts shown include cash compensation earned and received by the executive officers.

(2)	Amounts reported in 2002 and 2003 represent amounts earned pursuant to the 1999 Plan and amounts reported in 2004 represent amounts earned pursuant to the 2004 Plan.

(3)	For Messrs. Cole, Morrice, Gotschall and Flanagan in 2004, 2003 and 2002, amounts shown reflect cash and non-cash components. Mr. Cloyd’s bonus payment in 2004, 2003 and 2002 was paid entirely in cash. For 2004, each of Messrs. Cole, Morrice, Gotschall and Flanagan received a cash bonus of $825,000 and restricted shares of our common stock valued at $2,562,900 as of the grant date. The value of these shares was based on the closing price of $61.63 on February 2, 2005, the date of grant. The restricted stock vests in three equal annual installments. Dividends paid on our common stock will also be payable on the restricted stock, whether or not vested.

(4)	Amounts reported for 2004, 2003 and 2002 represent contributions made by us to a 401(k) profit sharing plan.

(5)	The amounts shown do not include the value of certain perquisites, which in the aggregate did not exceed in any fiscal year the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer for that fiscal year.

Option Grants in 2004

The following table sets forth certain information with respect to options granted to our Chief Executive Officer and each of our other four most highly compensated executive officers during fiscal 2004.

	Individual Grants
	Number of Securities Underlying Options Granted (1)		Percent of Total Options Granted to Employ- ees in Fiscal 2004					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name and Principal Position	Date	Number			Exercise Price (2)		Expira- tion Date	5%		10%
Robert K. Cole Chairman and Chief Executive Officer	01/21/04	75,000	7.66%			$45.96	01/21/14		$2,167,800		$5,493,630
Brad A. Morrice Vice Chairman, President and Chief Operating Officer	01/21/04	75,000	7.66%			$45.96	01/21/14		$2,167,800		$5,493,630
Edward F. Gotschall Vice Chairman-Finance	01/21/04	75,000	7.66%			$45.96	01/21/14		$2,167,800		$5,493,630
Patrick J. Flanagan Executive Vice President and President of New Century Mortgage	01/21/04 01/22/04	75,000 25,000	7.66 2.55	% %	$ $	45.96 51.20	01/21/14 01/22/14	$ $	2,167,800 804,985	$ $	5,493,630 2,039,990
Kevin M. Cloyd Executive Vice President and President of NC Capital	04/05/04	20,000	2.04%			$45.40	04/15/14		$571,036		$1,447,118

(1)	Each of the option grants to Messrs. Cole, Morrice, Gotschall, Flanagan and Cloyd vest as to one-third of the total number of options on the first anniversary of the grant date, with additional equal monthly vesting on the last day of each succeeding month thereafter.

(2)	The exercise price and tax withholding obligations related to exercise can be paid by delivery of already owned shares of our common stock, subject to certain conditions.

(3)	This column shows the hypothetical gains or “option spreads” of the options granted based on the per-share market price of our common stock at the time of the grant and assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our projections. The gains shown are net of the stock option exercise price, but do not include deductions for taxes or other expenses. The actual gains, if any, on the exercise of stock options will depend on, among other things, the future performance of our common stock, the option holder’s continued employment, and the date on which the stock options are exercised.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values

The following table sets forth information with respect to the value of options exercised in 2004 and remaining at the end of 2004.

Name and Principal Position	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End	Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable / Unexercisable	Exercisable / Unexercisable
Robert K. Cole Chairman and Chief Executive Officer	—	—	514,753 / 277,501	3,913,822 / 11,869,350
Brad A. Morrice Vice Chairman, President and Chief Operating Officer	9,434	376,114	251,416 / 277,499	2,400,461 / 11,869,350
Edward F. Gotschall Vice Chairman–Finance	—	—	637,957 / 277,501	4,331,863 / 11,869,350
Patrick J. Flanagan Executive Vice President and President of New Century Mortgage	134,672	5,421,228	22,499 / 306,247	245,065 / 12,324,038
Kevin M. Cloyd Executive Vice President and President of NC Capital	9,000	302,595	14,250 / 55,250	322,955 / 1,856,252

(1)	The amounts set forth represent the difference between the estimated fair market value of $63.91 per share as of December 31, 2004 and the exercise price of the in-the-money options, multiplied by the applicable number of shares underlying such options.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16 of the Exchange Act, our directors and executive officers and the beneficial holders of more than 10% of our common stock are required to file reports with the Securities and Exchange Commission of their ownership of and transactions in our common stock. The Securities and Exchange Commission requires that we disclose any late filings of Section 16 reports during the last fiscal year. Based solely on our review of reports furnished to us and written representations that no other reports were required during the 2004 fiscal year, our directors, executive officers and beneficial holders of more than 10% of our common stock complied with Section 16(a) filing requirements during fiscal 2004 with the exception of: Messrs. Fredric Forster and Michael Sachs who each filed a late form Form 4 on November 2, 2004 with respect to the reporting of 2.15 shares and 2.87 shares, respectively, granted to them on October 29, 2004, and Messrs. Robert Cole and Edward Gotschall who each filed a late Form 4 on January 29, 2004 with respect to the surrender of shares back to us to settle tax withholding obligations arising in connection with the vesting of restricted stock awards on January 21, 2004.

AUDIT COMMITTEE REPORT

To the Board of Directors of New Century Financial Corporation	March 10, 2005

Our Committee has reviewed and discussed with New Century Financial Corporation’s management and its independent auditing firm, KPMG LLP, New Century Financial Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2004. In addition, we have discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

Our Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with that firm its independence. We also have discussed with New Century Financial Corporation’s management and KPMG LLP other matters, including management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and received such assurances from them as we deemed appropriate.

Management is responsible for New Century Financial Corporation’s system of internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of KPMG LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to New Century Financial Corporation’s Board of Directors the inclusion of the audited consolidated financial statements in New Century Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael M. Sachs, Chairman

Fredric J. Forster

Donald E. Lange

Richard A. Zona

REPORT OF COMPENSATION COMMITTEE

To the Board of Directors of New Century Financial Corporation	March 10, 2005

The Compensation Committee evaluates the performance and compensation levels of New Century’s senior executives and considers management succession and related matters. The Compensation Committee also administers the 2004 Plan.

The Compensation Committee was formed in connection with New Century’s conversion to a real estate investment trust (a “REIT”) in 2004. As part of the REIT conversion, New Century was formed and its predecessor, New Century TRS Holdings, Inc. (formerly, New Century Financial Corporation), became a wholly-owned subsidiary of New Century. This report covers 2004 compensation paid by New Century TRS Holdings, Inc. prior to the REIT conversion as well as 2004 compensation paid by New Century following the REIT conversion.

Overall Compensation Policies

The Compensation Committee’s overriding objective is to structure executive compensation in a way that helps to achieve New Century’s strategic and financial goals. To this end, the Compensation Committee is guided by the following basic principles:

(1)	Compensation-levels should be appropriate to attract, retain and motivate talented executives and should be competitive with levels for executive officers of similar companies.
(2)	A substantial portion of each executive officer’s annual compensation should be linked to New Century’s overall financial performance.
(3)	Executive officers should have a strong incentive to advance long-term strategic and financial goals, and not solely concentrate on shorter-term financial performance.
(4)	The tax implications to New Century and its executive officers of various payments and benefits should be considered in structuring total executive compensation.

The Compensation Committee relies principally on three forms of compensation to pursue these policies: annual salary, annual bonus and stock-based awards.

2004 Executive Compensation

Factors Considered.  The 2004 compensation for each of Messrs. Cole, Morrice, Gotschall, Flanagan, and Cloyd was a function of (1) pre-established base salary compensation under their employment agreements, (2) a bonus based on pre-established return on equity targets (except for Mr. Cloyd’s bonus, as described in more detail below), and (3) a discretionary grant of stock options in recognition of New Century’s financial performance and the significant contribution they each made to this performance.

Base Salary.  The Compensation Committee increased the annual base salary for each of Messrs. Cole, Morrice, Gotschall and Flanagan to $550,000 effective as of January 1, 2004. The Compensation Committee based this increase principally upon its subjective review of the executives’ past performance and the nature and responsibility of the executive’s position, and upon a review of pay-

levels of similar positions with comparable companies in the industry. Mr. Cloyd’s base salary for 2004 was $245,833.

The 2005 annualized base salary level for each of Messrs. Cole, Morrice, Gotschall and Flanagan is $569,250. Each of the executives voluntarily waived a greater base salary increase that was otherwise called for by their employment agreements.

Bonus.  Based on New Century’s return on equity in 2004, each of Messrs. Cole, Morrice, Gotschall and Flanagan received a cash bonus of $825,000 and restricted shares of New Century stock valued at $2,562,900 at the time of grant. The 2004 bonus targets for Messrs. Cole, Morrice, Gotschall and Flanagan were determined in accordance with their respective employment agreements and were based on the ratio of earnings before income taxes compared to average stockholders’ equity for the year.

Mr. Cloyd’s 2004 bonus, $1,278,710, was based principally upon New Century’s 2004 loan production volume, net income and operating margin results when compared against pre-established targets.

Stock-Based Compensation.  In 2004, the Compensation Committee granted to each of Messrs. Cole, Morrice, and Gotschall an option to purchase 75,000 shares of our common stock, Mr. Flanagan an option to purchase 100,000 shares of our common stock, and Mr. Cloyd an option to purchase 20,000 shares of our common stock. The grants were based upon the Committee’s evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, ability to impact overall corporate and/or business unit financial results, each executive’s total compensation package, options and other stock awards previously granted, dilution effects, and industry practices and trends.

Independent Compensation Consultants.  The Compensation Committee retains a compensation consulting firm to provide advice regarding New Century’s executive compensation policies. The Compensation Committee considered the advice of this firm in, among other things, establishing the new base salary-levels and in approving the stock option grants referred to above.

Tax Deductibility Under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986 generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation’s chief executive officer and to each of the four other most highly compensated executive officers as of the end of any fiscal year. However, Section 162(m) exempts certain “performance-based” compensation from the deduction limit if certain other requirements are met. The stock options referred to above, as well as the 2004 bonuses for each of Messrs. Cole, Morrice, Gotschall, and Flanagan, are performance based compensation under Section 162(m). The Board of Directors and the Compensation Committee reserve the authority, however, to award non-deductible compensation in other circumstances as they deem appropriate.

COMPENSATION COMMITTEE

Fredric J. Forster, Chairman

Harold A. Black

Donald E. Lange

William J. Popejoy

Michael M. Sachs

Terrence P. Sandvik

ANNEX A

NEW CENTURY FINANCIAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

(Composite Plan Document Reflecting Proposed Amendments)

1.	PURPOSE OF PLAN

The purpose of this New Century Financial Corporation 2004 Performance Incentive Plan (this “Plan”) of New Century Financial Corporation, a Maryland corporation (the “Corporation”) is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries or Affiliates; (b) a member of the Board; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries or Affiliates in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries or Affiliates) to the Corporation or one of its Subsidiaries or Affiliates and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect the Corporation’s compliance with applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; “Affiliate” means any corporation or other entity a significant portion of the equity of which is beneficially owned directly or indirectly by the Corporation (regardless of whether such entity qualifies as a Subsidiary), as determined by the Administrator; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries and Affiliates who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries and Affiliates, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary or Affiliate, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation, or any of its Subsidiaries or Affiliates, shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or Affiliates.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2

Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 5,661,971 shares, plus (b) the number of any shares subject to stock options granted under the Corporation’s 1995 Stock Option Plan (the “1995 Plan”) and outstanding as of the date the Board approved this amended version of the Plan (the “Board Approval Date”) which expire, or for any reason are cancelled or terminated, after the Board Approval Date without being exercised, plus (c) the number of any shares of restricted stock granted under the 1995 Plan that are outstanding and unvested on the Board Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the

Corporation without having become vested; provided that in no event shall the Share Limit exceed 9,951,881 shares (which is the sum of the 5,661,971 shares set forth above, plus the maximum number of shares subject to options previously granted and outstanding under the 1995 Plan as of the Board Approval Date, plus the maximum number of shares subject to restricted stock awards previously granted and outstanding under the 1995 Plan that had not vested as of the Board Approval Date). [1] The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,000,0000 shares, subject to the Plan limit set forth above. [2]

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 750,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan or the 1995 Plan (with respect to such a payment in connection with any award under the 1995 Plan, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan or the 1995 Plan (with respect to such an exchange or withholding in connection with any award under the 1995 Plan, only to the extent such transaction occurs after the Effective Date), shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no

[1]	As of the Board Approval Date, the aggregate share limit was 1,661,971 shares, subject to adjustment as contemplated by clauses (b) and (c) of the first sentence of Section 4.2. Stockholders are being asked to approve an amendment to the Plan that would increase the aggregate share limit by an additional 4,000,000 shares so that the new aggregate share limit would be 5,661,971 shares, subject to adjustment as contemplated by clauses (b) and (c) of the first sentence of Section 4.2.
[2]	The Plan currently includes a limit on incentive stock option grants of 450,000 shares. Stockholders are being asked to increase this limit by an additional 1,550,000 shares so that the new incentive stock option limit would be 2,000,000 shares.

fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries or Affiliates. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be determined by the Administrator at the time of grant of the award and may be less than the fair market value of a share of Common Stock at that time; provided that the per share exercise price of an option intended as an ISO shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award as established by the Administrator at the time of grant of the award, which base price may be less than the fair market value of a share of Common Stock on the date of grant of the award. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards shall be officers and employees of the Corporation and its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the business criteria set forth on Appendix A hereto (“Business Criteria”) as selected by the Administrator in its sole discretion. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 750,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $10,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries or Affiliates outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries or Affiliates and provides other services to the Corporation or one of its Subsidiaries or Affiliates, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries or Affiliates and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries or Affiliates, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries or Affiliates or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries or Affiliates on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries or Affiliates may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary or other Affiliate of the Corporation, as determined by the Administrator, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary or other Affiliate who does not continue as an Eligible Person in respect of the Corporation or another of its Subsidiaries or Affiliates that continues as such, as determined by the Administrator, after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2

Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the

case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 25% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4	Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7

Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries or Affiliates for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the

Corporation or one of its Subsidiaries or Affiliates because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries or Affiliates is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries or Affiliates, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries or Affiliates, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries or Affiliates that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

7.8	Section 162(m) Limitations. To the extent limited by Section 162(m) of the Code in the case of an award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the option or SAR, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the award.

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation or one of its Subsidiaries or Affiliates, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries or Affiliates, provide such assurances and representations to the Corporation or one of its Subsidiaries or Affiliates as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries or Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries or Affiliates to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries or Affiliates and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries or Affiliates shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries or Affiliates may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries or Affiliates may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 5, 2004, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries or Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries or Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries or Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary or affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary or affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary or affiliate, (d) any dissolution or liquidation of the Corporation or any subsidiary or affiliate, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary or affiliate, or (f) any other corporate act or proceeding by the Corporation or any subsidiary or affiliate. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any

employees, officers or agents of the Corporation or any subsidiary or affiliate, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or one of its Subsidiaries or Affiliates, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or one of its Subsidiaries or Affiliates.

APPENDIX A

BUSINESS CRITERIA

The Business Criteria referred to in Section 5.2.2 of the Plan shall mean any one or a combination of the following terms. These terms are used as applied under generally accepted accounting principles or in the Corporation’s financial reporting. The Business Criteria applicable to an award may be established with respect to the Corporation (on either a stand alone or consolidated basis) or any applicable Subsidiary, division, segment, or unit.

Before-Tax Net Income. “Before-Tax Net Income” means net income from operations before reduction for income taxes with the following adjustments: (a) benefits payable under the company’s employee incentive compensation plans for the applicable performance period to employees of that entity (other than employees who participate in this Plan for that performance period) shall be deducted, but any cash benefits payable under this Plan shall not be deducted unless otherwise expressly provided by the Administrator at the time of grant of the Award; (b) any income or loss derived from discontinued operations shall be excluded (unless the Administrator expressly provides in the applicable award agreement that such income or loss shall not be excluded with respect to the related award); and (c) any income or loss derived from new or acquired operations shall be excluded (unless the Administrator expressly provides in the applicable award agreement that such income or loss shall not be excluded with respect to the related award).

Cash Flow. “Cash Flow” means cash and cash equivalents derived from either: (a) net cash flow from operations, or (b) net cash flow from operations, financings and investing activities, as determined by the Administrator at the time of grant and set forth in the applicable award agreement.

Corporate Overhead Costs. “Corporate Overhead Costs” means an entity’s allocable share of the company’s corporate overhead shared services including human resources, accounting, legal, information technology and compliance services.

Delinquency Rates. “Delinquency Rates” means the percentage of borrowers whose loans are serviced by the company who have not made a payment on or before its due date.

Earnings Per Share. “Earnings Per Share” means earnings per share of Common Stock on a fully diluted basis (giving effect to the dilutive effects of stock options, restricted stock, and other dilutive instruments) determined by dividing: (a) net earnings, by (b) the weighted average number of common shares and common share equivalents outstanding.

Economic Profit. “Economic Profit” means the company’s net operating profit after tax less a capital charge. The capital charge is calculated by multiplying the company’s operating capital by the company’s weighted average cost of capital.

Employees. “Employees” means the entity’s aggregate number of employees, or the number performing a specific function (such as loan officers, account executives, telemarketers, etc.).

Gain on Sale of Loans. “Gain on Sale of Loans” means the total gain recognized on loans sold through whole loan transactions or through securitizations, net of premiums paid to acquire such loans and net of expenses associated with the sale of such loans.

Liquidity Management. “Liquidity Management” means the company’s cash and borrowing capacity under its credit commitments.

Loan Losses. “Loan Losses” means sales of loans for less than the loan amount or sales of REOs for less than the loan amount at the time of foreclosure plus expenses and other advances in maintaining and selling the REO.

Loan Production Volume. “Loan Production Volume” means the aggregate volume of loans funded during any given period or the volume of a type or category of loans funded during any given period, as specified by the Administrator in the award agreement.

Loan Quality. “Loan Quality” means a mathematical score based on the number of loans originated in accordance with the company’s underwriting policies and procedures, loans sold, either individually, through bulk sales transactions, or through securitizations, at a premium price as a percentage of total loans sold, and various other measures.

Operating Margin. “Operating Margin” means, on a percentage basis, the net execution of all whole loan sales during the performance period, plus net interest earned on unsold inventory, less loan acquisition costs.

Origination Expenses. “Origination Expenses” means the aggregate points and fees paid to mortgage brokers or correspondents, commission expenses and other direct origination-related expenses paid by an entity in connection with loan originations over a specified period.

Origination Revenues. “Origination Revenues” means the aggregate points and fees and other revenues received by an Entity from borrowers in connection with loan originations over a specified period.

Residual Performance. “Residual Performance” means the performance of residual interests in the company’s loan securitization transactions as compared with the projected performance used by the company in recording the book value of the residual interests.

Return on Assets. “Return on Assets” means the company’s consolidated net income (less any preferred dividends), divided by the company’s average assets.

Return on Capital Invested. “Return on Capital Invested” means the company’s consolidated net income (less any preferred dividends), divided by the company’s invested capital.

Return on Equity. “Return on Equity” means consolidated net income of the company (less any preferred dividends), divided by the average consolidated common stockholders equity.

Return on Sales/Revenue. “Return on Sales/Revenue” means the company’s consolidated net income (less any preferred dividends), divided by the company’s total sales or revenue, as applicable.

Stock Price. “Stock Price” means the stock price or market value of the Common Stock of the Corporation.

Total Stockholders’ Equity. “Total Stockholders’ Equity” means the company’s total stockholders’ equity as shown on the company’s audited financial statements as of the first day of a performance period, increased for equity issued during the performance period and decreased for equity reacquired during the performance period in the manner described in the next two sentences. The amount of any such increase shall be equal to the amount of equity issues during the performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days is 365. The amount of any such decrease shall be equal to the amount of equity reacquired by the company during the performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days is 365.

Total Stockholder Return. “Total Stockholder Return” means, with respect to the Corporation or other entities (if measured on a relative basis): (a) the change in the market price of its common stock (as quoted on the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (b) the beginning quoted market price for the common stock, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

NEW CENTURY FINANCIAL CORPORATION

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, MAY 17, 2005

The undersigned, a stockholder of NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2004; and, revoking any proxy previously given, hereby constitutes Robert K. Cole and Brad A. Morrice and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company held of record by the undersigned on March 15, 2005, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders of the Company to be held on May 17, 2005, at 9:00 a.m., local time, and at any adjournment thereof, as if the undersigned were present and voting at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE. IN ADDITION, THIS PROXY SHALL BE VOTED IN THE PROXIES’ DISCRETION ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

7561_New Century_R3 3/29/2005 1:54 PM Page 1

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. To elect for three-year terms as Class II members of the Company’s Board of Directors the nominees set forth below. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors:

2. To approve the amendment to the New Century Financial Corporation 2004 Performance Incentive Plan, as more fully described in the Proxy Statement/Prospectus:

3. To ratify KPMG LLP’s appointment as the Company’s Independent Registered Public Accounting Firm for 2005:

01 Marilyn A. Alexander

02 Harold A. Black, Ph. D.,

03 Brad A. Morrice

04 Michael M. Sachs

FOR the nominees listed to the left (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed to the left

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.

Whether or not you expect to attend this meeting, you are urged to execute and return this proxy as promptly as possible in the enclosed postage-paid envelope.

Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list above:

I/We do or do not expect to attend this meeting

Signature Signature Date

Please sign and date exactly as your name(s) appear(s) on the certificate evidencing your common stock. If more than one name appears, all should sign. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/new

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.